Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer Senior Vice President & Chief Financial Officer (215) 873-2278

For Immediate Release

DESTINATION MATERNITY REPORTS Q3 EARNINGS HIGHER THAN

LAST YEAR AND PROVIDES UPDATED EARNINGS GUIDANCE FOR

FISCAL 2011 AND INITIAL EARNINGS GUIDANCE FOR FISCAL 2012

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Company Makes $10 Million Optional Prepayment of Term Loan During Third Quarter

and Extends Maturity of Its Credit Facility to January 13, 2013

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Q3 GAAP Diluted EPS of $0.72, a 7% increase over last year’s Q3 Diluted EPS of $0.67. The Company’s prior GAAP Diluted EPS guidance was $0.72-$0.83, provided on April 27, 2011, with updated GAAP Diluted EPS guidance of $0.70-$0.72 provided on July 7, 2011.

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Q3 Non-GAAP Adjusted Diluted EPS of $0.75, a slight increase over last year’s Q3 Adjusted Diluted EPS of $0.74. The Company’s prior Non-GAAP Diluted EPS guidance was $0.76-$0.87, provided on April 27, 2011.

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Projected full year Fiscal 2011 GAAP Diluted EPS of $1.73-$1.83, a projected increase of 30% to 38% over Fiscal 2010 full year GAAP Diluted EPS of $1.33, and a decrease compared to prior guidance of $1.90-$2.09.

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Projected full year Fiscal 2011 Non-GAAP Adjusted Diluted EPS of $1.85-$1.95, a projected increase of 9% to 15% over Fiscal 2010 full year Non-GAAP Adjusted Diluted EPS of $1.70, and a decrease compared to prior guidance of $2.03-$2.22.

•	Projected full year Fiscal 2012 GAAP Diluted EPS growth of 2% to 10% versus Fiscal 2011 GAAP Diluted EPS.

•	Prepaid $10.0 million of its Term Loan during the third quarter of Fiscal 2011.

•	Credit Facility amended to extend maturity from March 13, 2012 to January 13, 2013.

•	Declared regular quarterly cash dividend of $0.175 per share, payable September 28, 2011.

•	All share and per share amounts give effect to two-for-one stock split of March 1, 2011.

Philadelphia, PA, July 27, 2011 – Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced operating results for the third quarter of fiscal 2011, which ended June 30, 2011, with its third quarter diluted earnings per share exceeding its prior year third quarter earnings results and at the low end of its April 27, 2011 earnings guidance. Yesterday, the Company announced that

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 2

its Board of Directors declared a regular quarterly cash dividend of $0.175 per share payable September 28, 2011. Also, today the Company announced that it has extended the maturity of its credit facility from March 13, 2012 to January 13, 2013.

Third Quarter Fiscal 2011 Financial Results

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GAAP net income for the third quarter of fiscal 2011 was $9.5 million, or $0.72 per share (diluted), a 9% increase compared to GAAP net income of $8.7 million, or $0.67 per share (diluted) for the third quarter of fiscal 2010. This third quarter fiscal 2011 GAAP earnings performance was at the low end of the Company’s guidance, provided in its April 27, 2011 press release, of GAAP diluted earnings per share of between $0.72 and $0.83.

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Non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the third quarter of fiscal 2011 was $10.0 million, or $0.75 per share (diluted), an increase of 5% over the comparably adjusted non-GAAP net income for the third quarter of fiscal 2010 of $9.5 million, or $0.74 per share (diluted). This third quarter fiscal 2011 non-GAAP adjusted earnings performance was near the low end of the Company’s guidance, provided in its April 27, 2011 press release, of non-GAAP adjusted diluted earnings per share of between $0.76 and $0.87.

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Adjusted EBITDA was $20.0 million for the third quarter of fiscal 2011, an increase of 5% over the $19.0 million of Adjusted EBITDA for the third quarter of fiscal 2010. Adjusted EBITDA is defined in the financial tables at the end of this press release.

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Adjusted EBITDA before restructuring and other charges was $20.2 million for the third quarter of fiscal 2011, an increase of 2% over the $19.8 million of Adjusted EBITDA before restructuring and other charges for the third quarter of fiscal 2010.

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Net sales for the third quarter of fiscal 2011 increased 3.3% to $146.7 million from $142.0 million for the third quarter of fiscal 2010. The increase in sales for the third quarter of fiscal 2011 compared to fiscal 2010 resulted primarily from: (1) increased sales due to the expansion of the Company’s maternity apparel leased department relationship with Macy’s® and (2) increased Internet sales, partially offset by (3) a decrease in comparable store sales and (4) decreased sales related to the Company’s continued efforts to close underperforming stores.

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Comparable retail sales (which consists of comparable store sales and Internet sales) for the third quarter of fiscal 2011 decreased 1.6% versus a comparable retail sales decrease of 3.3% for the third quarter of fiscal 2010. During the third quarter of fiscal 2011, comparable store sales decreased 2.8%, and Internet sales increased 18.1%. The comparable store sales decrease of 2.8% during the third quarter of fiscal 2011 was at the low end of the Company’s guidance range of down 2.8% to up 1.1% provided in April. We estimate that the cannibalization impact of our leased department expansion with Macy’s in February 2011 hurt our third quarter comparable store sales by between 1 and 2 percentage points.

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 3

First Nine Months of Fiscal 2011 Financial Results

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GAAP net income for the first nine months of fiscal 2011 was $20.3 million, or $1.55 per share (diluted), a 62% increase compared to GAAP net income of $12.5 million, or $0.99 per share (diluted) for the first nine months of fiscal 2010.

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Non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) for the first nine months of fiscal 2011 was $21.5 million, or $1.64 per share (diluted), an increase of 25% over the comparably adjusted non-GAAP net income for the first nine months of fiscal 2010 of $17.2 million, or $1.36 per share (diluted).

•	Adjusted EBITDA was $45.5 million for the first nine months of fiscal 2011, an increase of 25% over the $36.5 million of Adjusted EBITDA for the first nine months of fiscal 2010.

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Adjusted EBITDA before restructuring and other charges was $45.7 million for the first nine months of fiscal 2011, an increase of 7% over the $42.6 million of Adjusted EBITDA before restructuring and other charges for the first nine months of fiscal 2010.

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Net sales for the first nine months of fiscal 2011 increased 2.2% to $416.0 million from $406.9 million for the first nine months of fiscal 2010. The increase in sales for the first nine months of fiscal 2011 compared to fiscal 2010 resulted primarily from: (1) increased sales due to the expansion of the Company’s maternity apparel leased department relationship with Macy’s and (2) increased Internet sales, partially offset by (3) decreased sales related to the Company’s continued efforts to close underperforming stores.

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Comparable retail sales for the first nine months of fiscal 2011 increased 0.6% versus a comparable retail sales decrease of 4.1% for the first nine months of fiscal 2010. During the first nine months of fiscal 2011, comparable store sales decreased 0.6%, and Internet sales increased 17.9%.

Trailing Twelve Months Financial Results

•	For the trailing twelve months ended June 30, 2011, Adjusted EBITDA was $57.4 million and Adjusted EBITDA before restructuring and other charges was $57.2 million.

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For the trailing twelve months ended June 30, 2011, GAAP net income was $24.6 million, or $1.89 per share (diluted) and non-GAAP adjusted net income (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) was $25.9 million, or $1.98 per share (diluted).

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 4

Financing and Related Activities

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The Company prepaid $10.0 million of its Term Loan during the third quarter of fiscal 2011, and has prepaid $12.6 million of its Term Loan since the beginning of fiscal 2011, including the $2.6 million prepayment during the first quarter of fiscal 2011 required under the excess cash flow provision of the Term Loan.

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On July 25, 2011, the Company amended its credit facility to extend the maturity from March 13, 2012 to January 13, 2013. The amendment also reduced the maximum available for borrowings from $65 million to $55 million, due to the Company’s current and historical low level of utilization of the facility, and increased the interest rate on outstanding borrowings, if any, by approximately 0.75% per annum.

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Yesterday the Company announced that its Board of Directors declared a regular quarterly cash dividend of $0.175 per share, payable September 28, 2011 to stockholders of record at the close of business on September 7, 2011.

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On March 1, 2011, the Company effected a two-for-one stock split in the form of a stock dividend. All share and per share amounts included in this third quarter fiscal 2011 earnings release give effect to the stock split and have been adjusted retroactively for all periods presented.

Restructuring and Other Charges

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Beginning in late fiscal 2008, the Company implemented a significant restructuring and cost reduction program, with the objectives of simplifying its merchandise brand and store nameplate structure, improving and simplifying critical processes, and reducing its expense structure. The Company has substantially completed the planned activities of the initiative and incurred $3.9 million of pretax expense related to this initiative in fiscal 2010, of which $0.3 million was incurred in the third quarter of fiscal 2010 and the full $3.9 million was incurred in the first nine months of fiscal 2010. This initiative resulted in pretax savings of approximately $12 million in fiscal 2009, with incremental pretax savings of approximately $11 million in fiscal 2010. The Company projects total annualized pretax savings of approximately $29 million in fiscal 2011 as a result of this initiative, which includes the savings realized in fiscal 2009 and fiscal 2010.

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In addition, the Company recorded pretax charges of $0.2 million in the first nine months of fiscal 2011, all of which was incurred in the third quarter, associated with the hiring of the Company’s President in June 2011, and the Company recorded pretax charges of $2.2 million in the first nine months of fiscal 2010, of which $0.5 million was incurred in the third quarter, primarily associated with the retirement of the Company’s former President and Chief Creative Officer in September 2010 and the retirement of the Company’s former non-executive Chairman of the Board in January 2010.

Retail Locations

The table below summarizes store opening and closing activity for the third quarter and first nine months of fiscal 2011 and 2010, as well as the Company’s store, total retail location and total international franchised

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 5

location count at the end of each fiscal period. The increase in leased department locations at June 30, 2011 versus June 30, 2010 predominantly reflects the opening of 516 leased department locations in January and February 2011 for the Company’s Macy’s expansion, and an additional 217 Sears and Kmart leased department locations in September and October 2010.

	Third Quarter Ended		Nine Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
Store Openings (1)
Total	3	2	7	8
Multi-Brand Store Openings	2	2	5	7

Store Closings (1)
Total	12	9	42	30
Closings Related to Multi-Brand Store Openings	2	3	9	16

Period End Retail Location Count (1)
Stores	663	702	663	702
Leased Department Locations	1,697	976	1,697	976

Total Retail Locations (1)	2,360	1,678	2,360	1,678

(1)	Excludes international franchised locations.

	Third Quarter Ended		Nine Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
International Franchised Location Openings
Stores	2	4	4	7
Shop-in-Shop Locations	4	5	23	9

Total International Franchised Location Openings	6	9	27	16

International Franchised Location Closings
Stores	—	—	—	—
Shop-in-Shop Locations	1	—	1	—

Total International Franchised Location Closings	1	—	1	—

Period End International Franchised Location Count
Stores	12	8	12	8
Shop-in-Shop Locations	45	16	45	16

Total International Franchised Locations	57	24	57	24

The Company also announced that it will discontinue offering maternity apparel in leased departments in Kmart locations by the end of calendar year 2011. In October 2009 the Company began offering its Two Hearts Maternity by Destination Maternity® collection on a test basis at 100 Kmart locations in connection with the re-

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 6

launch of the Two Hearts collection at over 520 Sears stores in the United States. In September and October 2010, the Company expanded its maternity apparel leased departments to a total of 298 Kmart locations. However, Kmart has informed the Company that it has decided to discontinue carrying maternity apparel in its stores at this time. Kmart represents only a small portion of the overall sales generated by the Company’s leased department relationship with Sears and Kmart through the Company’s agreement with Sears Holdings Corporation. The Company will continue to operate leased departments in 528 Sears stores throughout the United States.

Commentary

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “Despite weaker than planned sales during the third quarter, we were able to deliver earnings which were at the low end of our April guidance and were higher than last year’s third quarter earnings. Although we saw improvement in our comparable retail sales performance for June 2011 compared to May 2011, our sales for the third quarter were still lower than planned, even with price promotional activity and additional markdowns taken to spur sales and manage inventory levels. Our continued tight management of expenses enabled us to achieve third quarter earnings at the low end of our guidance range, even with sales and gross margin being below plan. Our GAAP diluted earnings per share for the third quarter was $0.72 per share, at the low end of our earnings guidance range of $0.72 to $0.83 per share that we provided in our April 27, 2011 press release, and higher than last year’s third quarter GAAP diluted earnings of $0.67 per share.

“Our total sales of $146.7 million for the third quarter were below the low end of our sales guidance range of $149.0 to $154.5 million, provided in our April 27 press release, driven largely by the comparable store sales decrease of 2.8%, which was at the low end of our guidance range of between a decrease of 2.8% and an increase of 1.1%, and a slower than planned ramp up of sales from our Macy’s expansion. We recognize the continued difficult overall economic environment for the consumer, especially the moderate-priced consumer, although we remain focused on the things that we can control, not on external factors that we cannot control. Our key focus continues to be on turning around our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. The slower than planned ramp up of sales from our Macy’s expansion does not dampen either our enthusiasm or our view of the sales potential for this expanded Macy’s initiative.

“On June 1, Chris Daniel joined us as our President. As we previously announced, Chris has significant experience leading women’s fashion apparel brands and has had great experience in serving a niche

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customer demographic in a specialty retailing environment through his Torrid leadership position. Chris brings to Destination Maternity a great skill set as a customer-focused retail executive with deep merchandising experience. We are confident that Chris’s talent, experience, creativity and energy will help us drive improved sales performance and help us achieve our mission of becoming an even stronger global leader in the maternity apparel business.”

Financing and Related Activities

“During the third quarter of fiscal 2011 we made a $10 million optional prepayment on our Term Loan and we paid our second regular quarterly cash dividend, after having initiated this regular quarterly cash dividend in the second quarter of fiscal 2011. Our debt prepayment and regular quarterly dividend payments demonstrate our confidence in the Company’s financial strength, cash flow generation, and prospects for the future, and highlight our commitment to continue to drive shareholder value.

“Over the past several years, we have used our free cash flow predominantly to pre-pay debt and, as a result, we have significantly reduced our financial leverage and our interest expense, as reflected by our total debt decreasing from $128.9 million at the end of fiscal 2005 to $31.7 million at the end of the third quarter of fiscal 2011, and our interest expense decreasing from $15.3 million in fiscal 2005 to a projected level of approximately $2.2 million in fiscal 2011. With this significant reduction in our financial leverage and interest expense, during the second quarter of fiscal 2011 we decided it was appropriate to begin to use a portion of our earnings and cash flow to return cash to our stockholders through a regular quarterly cash dividend, in order to enhance the total return to our stockholders, while also potentially broadening our investor base.

“In July 2011, we also amended our credit facility to extend its maturity from March 13, 2012 to January 13, 2013 to align it more closely with the March 13, 2013 maturity of our Term Loan. The credit facility amendment provides us flexibility as we evaluate future financing arrangement alternatives for the Company.”

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 8

Guidance for Fiscal 2011

“Looking forward, we are confident that we can turn around our sales performance and position our company for continued future growth, by improving our product and customer experience, and continuing to focus on our strategic plan as summarized in our five key goals and strategic objectives discussed later under “Company Strategy.” Given the continued uncertainty as to the timing and extent of a recovery in consumer spending, we continue to plan our sales and inventory conservatively.

“Our financial guidance for the full year fiscal 2011 is as follows:

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Net sales in the $544.5 to $547.5 million range, representing a projected sales increase of between 2.5% and 3.1% versus fiscal 2010 net sales of $531.2 million. This projected sales range reflects a reduction from our previous guidance of fiscal 2011 net sales in the $555 to $565 million range. The reduction in projected sales is due to the lower than planned comparable store sales and slower than planned ramp-up of sales from our Macy’s expansion, both for actual third quarter sales and projected fourth quarter sales.

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The following table provides guidance for our projected full year fiscal 2011 comparable retail sales and comparable store sales, both before and after the projected cannibalization impact of the Macy’s leased department expansion completed in February 2011. Included in the guidance range for comparable retail sales (which consists of comparable store sales and Internet sales) is a projected increase in Internet sales of approximately 19% for fiscal 2011.

	Comparable Retail Sales	Comparable Store Sales
Including projected cannibalization impact of leased department expansion	Down 0.2% to Up 0.4%	Down 1.4% to Down 0.8%

Excluding projected cannibalization impact of leased department expansion	Up 0.8% to Up 1.4%	Down 0.4% to Up 0.2%

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Gross margin for fiscal 2011 is expected to decrease slightly versus fiscal 2010, driven by lower year-over-year gross margin for the second half of fiscal 2011 versus the second half of fiscal 2010, partially offset by improved year-over-year gross margin in the first half of the year.

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Total selling, general and administrative (SG&A) expenses are planned to be higher than fiscal 2010 in dollar terms and comparable to fiscal 2010 as a percentage of net sales. The projected SG&A expense increase for the full year primarily results from additional operating expenses resulting from the Macy’s leased department expansion in January and February 2011, partially offset by expense savings from the Company’s restructuring and cost reduction initiatives and lower variable incentive compensation expense.

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Operating income in the $37.7 to $39.8 million range, a projected increase of between 20% and 27% compared to fiscal 2010 operating income of $31.4 million. Operating income before restructuring and other charges is projected in the $37.9 to $40.0 million range, a projected increase of between 2% and 8% compared to fiscal 2010 operating income, before restructuring and other charges, of $37.1 million.

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 9

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GAAP diluted earnings per share of between $1.73 and $1.83 per share for fiscal 2011, a projected increase of between 30% and 38% compared to earnings of $1.33 per share (diluted) for fiscal 2010. This guidance range for fiscal 2011 GAAP diluted earnings per share of $1.73 to $1.83 is lower than the prior guidance range of $1.90 to $2.09 provided by the Company in its April 27, 2011 press release.

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Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) is projected to be between $1.85 and $1.95 per share for fiscal 2011, a projected increase of between 9% and 15% versus non-GAAP adjusted diluted earnings per share of $1.70 per share for fiscal 2010, and lower than the Company’s prior guidance range of $2.03 to $2.22.

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Adjusted EBITDA in the $54.0 to $56.1 million range, a projected increase of between 12% and 16% compared to the fiscal 2010 Adjusted EBITDA of $48.3 million. Adjusted EBITDA before restructuring and other charges is projected in the $54.2 to $56.3 million range, a projected increase of between 0% and 4% versus the fiscal 2010 figure of $54.0 million.

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Open 9 to 10 new stores during the year, including 6 to 7 new multi-brand Destination Maternity stores, and close approximately 47 to 52 stores, with 8 to 10 of these planned store closings related to openings of new Destination Maternity stores.

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Capital expenditures planned at between $11 and $13 million compared to fiscal 2010 capital expenditures of $10.4 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $7 million and $9 million, compared to $7.4 million in fiscal 2010.

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Inventory at fiscal 2011 year end planned to be approximately 11-13% higher (approximately $9 to $11 million higher) than fiscal 2010 year end, both due to inventory increases related to the Macy’s expansion and lower than planned overall sales.

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Given these assumptions, the Company plans to generate free cash flow (defined as net cash provided by operating activities minus capital expenditures) of approximately $8 to $12 million for the full year fiscal 2011. Based on the Company’s current quarterly dividend rate of $0.175 per share, the dividend will use approximately $6.9 million of cash flow for fiscal 2011 (reflecting three quarterly dividend payments in fiscal 2011) and approximately $9.2 million on an annualized basis.

“Our sales have been below plan thus far in July, although we do not believe that July is a good indicator of sales for the upcoming months which will be driven much more by sales of Fall product. We expect our comparable retail sales for the full month of July to decrease between 6.0% and 8.0% on a reported basis, and to decrease between 6.4% and 8.4% after adjusting for the “days adjustment calendar shift,” reflecting one more Sunday and one less Thursday in July 2011 compared to July 2010. We expect our comparable store sales for the full month of July to decrease between 7.0% and 9.0% on a reported basis, and to decrease between 7.4% and 9.4% after adjusting for the “days adjustment calendar shift.”

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 10

“Our financial guidance for the fourth quarter of fiscal 2011 is as follows:

•	Net sales in the $128.5 to $131.5 million range.

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Comparable retail sales decrease of between 0.3% and 2.8%, consisting of a comparable store sales decrease of between 1.5% and 4.0% (including the projected cannibalization impact of the Macy’s leased department expansion) and an increase in Internet sales of approximately 20%. We project the cannibalization impact of the Macy’s leased department expansion to hurt our fourth quarter comparable store sales by between 1 and 2 percentage points.

•	GAAP diluted earnings per common share of between $0.18 and $0.28 per share, a projected decrease compared to the GAAP diluted earnings per share of $0.33 for the fourth quarter of fiscal 2010.

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Non-GAAP adjusted diluted earnings per common share (before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt) of between $0.21 and $0.31 per share, versus comparably adjusted non-GAAP diluted earnings per share of $0.33 for the fourth quarter of fiscal 2010.

Guidance for Fiscal 2012

“Beginning in fiscal 2012, consistent with the practice of an increasing number of retailers, we will discontinue monthly sales reporting. We will report net sales quarterly after the end of each of the Company’s fiscal quarters (December, March, June and September). Also, consistent with the practice of an increasing number of retailers, we will include sales from our Internet websites in our “comparable sales” performance statistic versus the prior year, the same way we currently do for our “comparable retail sales” figure. Beginning in fiscal 2012, we will no longer report a “comparable store sales” statistic which excludes Internet sales. Since we have numerous cross-channel marketing initiatives and since we aim to serve our customer in whichever channel she chooses to shop, we believe the inclusion of the sales from our Internet “stores” or websites is a more meaningful way of reporting the Company’s comparable sales results.

“Our preliminary financial guidance for the full year fiscal 2012 is as follows:

•	A projected net sales increase of between 4.0% and 6.5% compared to the $544.5 to $547.5 million sales guidance range for fiscal 2011.

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A projected comparable sales increase of between 2.5% and 4.5% (including the projected cannibalization impact of the Macy’s leased department expansion of February 2011), with comparable sales expected to be stronger in the second half of the year versus the first half of the year, as we are able to realize the benefit from more of our merchandising initiatives. We project the cannibalization impact of the Macy’s leased department expansion to hurt our fiscal 2012 comparable sales by approximately 1 percentage point.

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 11

•	A projected increase in GAAP diluted earnings per share of between 2% and 10% from our $1.73 to $1.83 guidance range for fiscal 2011.

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Open approximately 5 to 10 new stores during the year, including approximately 3 to 7 new multi-brand Destination Maternity stores, and close approximately 24 to 34 stores, with approximately 6 to 11 of these planned store closings related to openings of new Destination Maternity stores.

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Capital expenditures planned at between $10.0 and $12.5 million. After deducting projected tenant construction allowance payments to us from store landlords, the Company expects net cash outlay for capital projects to be between $8 and $10 million.”

Company Strategy

Mr. Krell added, “As we plan and execute our business for both this year and beyond, we continue to be guided by our five key goals and strategic objectives:

1.	Be a profitable global leader in the maternity apparel business, treating all our partners and stakeholders with respect and fairness.

2.	Increase the profitability of our U.S. business, focusing on the following:

a.	Increase comparable store sales, through continued improvement of merchandise assortments, merchandise presentation and customer experience, providing a more shoppable store environment for our customers, and through enhanced marketing and advertising.

b.	Reduce our expenditures and continue to be more efficient in operating our business – streamline, simplify and focus.

c.	Continue to expand our multi-brand Destination Maternity store chain where ROI hurdles are met, with the goal of operating fewer but larger stores over time.

d.	Continue to close underperforming stores.

3.	In addition to achieving increased comparable store sales, we aim to grow our sales where we can do so profitably, including the following areas of focus:

a.	International expansion

b.	Potential growth of our leased department and licensed relationships

c.	Increased utilization of the Internet to drive sales, targeting both increased direct Internet sales and enhanced web marketing initiatives to drive store sales

d.	Selective new store openings and relocations in the U.S. and Canada

e.	Continued focus on enhancing our overall customer relationship, including our marketing partnership programs.

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 12

4.	Focus on generating free cash flow to drive increased shareholder value.

5.	Maintain and intensify our primary focus on delivering great maternity apparel product and service in each of our brands and store formats, to serve the maternity apparel customer like no one else can.”

Mr. Krell concluded, “We continue to feel very good about our Company’s position and the actions we have taken to improve the profitability of our business and generate increased shareholder value, even in the face of a challenging sales environment, while also making investments and pursuing targeted initiatives for profitable future sales growth. We are proud of what we have accomplished in the past three years to significantly improve our operating results and our financial position. At the same time, we are not complacent and we have not been satisfied with our sales performance, although we recognize that over the past three years we have faced the dual challenges of a deep recession and a 7.2% decrease in births in the United States for 2010 (the most recent reported birth information) versus 2007, which includes a 3.1% decrease in births for 2010 versus 2009. We are focused on continuing to turn around our sales performance through initiatives to enhance our merchandise assortments, merchandise presentation and customer experience. We are confident in our ability to continue to manage our business through this uncertain consumer environment and to continue to make progress towards our key corporate goals.”

Conference Call Information

As announced previously, the Company will hold a conference call today at 9:00 a.m. Eastern Time, regarding the Company’s third quarter fiscal 2011 earnings and future financial guidance. You can participate in this conference call by calling (866) 730-5770. Please call ten minutes prior to 9:00 a.m. Eastern Time. The conference call (listen only) will also be available on the investor section of our website at http://investor.destinationmaternity.com. The passcode for the conference call is “78660665.” In the event that you are unable to participate in the call, a replay will be available through Wednesday, August 10, 2011 by calling (888) 286-8010. The passcode for the replay is “49233186.”

Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of June 30, 2011, Destination Maternity operates 2,360 retail locations, including 663 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in

DESTINATION MATERNITY REPORTS THIRD QUARTER FISCAL 2011 RESULTS	Page 13

India, the Middle East and South Korea. As of June 30, 2011, Destination Maternity has 57 international franchised locations, including 45 shop-in-shop locations and 12 Destination Maternity branded stores.

***

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, earnings, net sales, comparable retail sales, comparable store sales, Internet sales, other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and on apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, unusual weather patterns, changes in consumer preferences, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, anticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except percentages and per share data)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	06/30/11	06/30/10 (1)	06/30/11	06/30/10 (1)
Net sales	$146,684	$142,034	$415,952	$406,935
Cost of goods sold	65,749	62,383	187,895	184,202

Gross profit	80,935	79,651	228,057	222,733
Gross margin	55.2%	56.1%	54.8%	54.7%
Selling, general and administrative expenses (SG&A)	64,597	63,498	193,628	191,213
SG&A expenses as a percentage of net sales	44.0%	44.7%	46.6%	47.0%
Store closing, asset impairment and asset disposal expenses	206	336	822	1,944
Restructuring and other charges	193	801	193	6,056

Operating income	15,939	15,016	33,414	23,520
Interest expense, net	529	771	1,772	2,577
Loss on extinguishment of debt	28	21	37	51

Income before income taxes	15,382	14,244	31,605	20,892
Income tax provision	5,922	5,572	11,304	8,351

Net income	$9,460	$8,652	$20,301	$12,541

Net income per share – basic	$0.73	$0.70	$1.59	$1.02

Average shares outstanding – basic	12,976	12,416	12,755	12,248

Net income per share – diluted	$0.72	$0.67	$1.55	$0.99

Average shares outstanding – diluted	13,215	12,833	13,100	12,629

Supplemental information:
Net income	$9,460	$8,652	$20,301	$12,541
Add: restructuring and other charges, net of tax	120	488	120	3,694
Add: stock compensation expense, net of tax	358	335	1,100	914
Add: loss on extinguishment of debt, net of tax	17	13	23	31

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$9,955	$9,488	$21,544	$17,180

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$0.75	$0.74	$1.64	$1.36

(1)	Share and per share amounts have been retroactively adjusted to give effect to the two-for-one stock split on March 1, 2011.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2011	September 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$26,651	$24,633
Trade receivables	8,972	10,343
Inventories	84,134	80,735
Deferred income taxes	7,289	8,669
Prepaid expenses and other current assets	4,795	6,667

Total current assets	131,841	131,047
Property, plant and equipment, net	56,892	58,702
Other assets	12,882	15,405

Total assets	$201,615	$205,154

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit borrowings	$—	$—
Current portion of long-term debt	3,090	5,834
Accounts payable	15,521	19,475
Accrued expenses and other current liabilities	38,781	42,088

Total current liabilities	57,392	67,397
Long-term debt	28,652	39,327
Deferred rent and other non-current liabilities	23,679	26,832

Total liabilities	109,723	133,556
Stockholders’ equity	91,892	71,598

Total liabilities and stockholders’ equity	$201,615	$205,154

Selected Consolidated Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2011	September 30, 2010	June 30, 2010
Cash and cash equivalents	$26,651	$24,633	$29,117
Inventories	84,134	80,735	71,870
Property, plant and equipment, net	56,892	58,702	59,417
Line of credit borrowings	—	—	—
Total debt	31,742	45,161	45,597
Net debt (1)	5,091	20,528	16,480
Stockholders’ equity	91,892	71,598	66,542

(1)	Net debt represents total debt minus cash and cash equivalents and short-term investments.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended
	06/30/11	06/30/10
Operating Activities
Net income	$20,301	$12,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,555	9,813
Stock-based compensation expense	1,767	1,498
Loss on impairment of long-lived assets	530	1,699
Loss (gain) on disposal of assets	246	(29)
Loss on extinguishment of debt	37	51
Deferred income tax provision (benefit)	2,281	(2,199)
Amortization of deferred financing costs	137	149
Changes in assets and liabilities:
Decrease (increase) in:
Trade receivables	1,371	(3,325)
Inventories	(3,399)	7,002
Prepaid expenses and other current assets	368	(616)
Other non-current assets	(25)	(4)
Increase (decrease) in:
Accounts payable, accrued expenses and other current liabilities	(3,426)	1,607
Deferred rent and other non-current liabilities	(2,223)	1,755

Net cash provided by operating activities	27,520	29,942

Investing Activities
Withdrawal from (contribution to) grantor trust	1,504	(1,500)
Capital expenditures	(9,781)	(8,402)
Purchase of intangible assets	(295)	(219)

Net cash used in investing activities	(8,572)	(10,121)

Financing Activities
Decrease in cash overdraft	(1,343)	(1,305)
Repayment of long-term debt	(13,419)	(11,812)
Withholding taxes on stock-based compensation paid in connection with repurchase of common stock	(2,787)	(957)
Cash dividends paid	(4,587)	—
Proceeds from exercise of stock options	2,280	1,286
Excess tax benefit from exercise of stock options and restricted stock vesting	2,926	1,458

Net cash used in financing activities	(16,930)	(11,330)

Net Increase in Cash and Cash Equivalents	2,018	8,491
Cash and Cash Equivalents, Beginning of Period	24,633	20,626

Cash and Cash Equivalents, End of Period	$26,651	$29,117

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Income to Adjusted EBITDA(1)

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

(in thousands, except percentages)

(unaudited)

	Third Quarter Ended		Nine Months Ended
	06/30/11	06/30/10	06/30/11	06/30/10
Net income	$9,460	$8,652	$20,301	$12,541
Add: income tax provision	5,922	5,572	11,304	8,351
Add: interest expense, net	529	771	1,772	2,577
Add: loss on extinguishment of debt	28	21	37	51

Operating income	15,939	15,016	33,414	23,520
Add: depreciation and amortization expense	3,201	3,133	9,555	9,813
Add: loss on impairment of long-lived assets	156	465	530	1,699
Add: loss (gain) on disposal of assets	90	(151)	246	(29)
Add: stock compensation expense	576	549	1,767	1,498

Adjusted EBITDA (1)	19,962	19,012	45,512	36,501
Add: restructuring and other charges	193	801	193	6,056

Adjusted EBITDA before restructuring and other charges	$20,155	$19,813	$45,705	$42,557

Net sales	$146,684	$142,034	$415,952	$406,935

Operating income margin (operating income as a percentage of net sales)	10.9%	10.6%	8.0%	5.8%
Adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales)	13.6%	13.4%	10.9%	9.0%
Adjusted EBITDA margin before restructuring and other charges (adjusted EBITDA before restructuring and other charges as a percentage of net sales)	13.7%	13.9%	11.0%	10.5%

(1)	Adjusted EBITDA represents operating income before deduction for the following non-cash charges: (i) depreciation and amortization expense; (ii) loss on impairment of tangible and intangible assets; (iii) loss (gain) on disposal of assets; and (iv) stock compensation expense.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Consolidated Statement of Income

For the Twelve Months Ended June 30, 2011

(in thousands, except percentages and per share data)

(unaudited)

Net sales	$540,209
Cost of goods sold	243,859

Gross profit	296,350
Gross margin	54.9%
Selling, general and administrative expenses (SG&A)	254,068
SG&A expenses as a percentage of net sales	47.0%
Store closing, asset impairment and asset disposal expenses	1,160
Restructuring and other charges	(205)

Operating income	41,327
Interest expense, net	2,495
Loss on extinguishment of debt	37

Income before income taxes	38,795
Income tax provision	14,206

Net income	$24,589

Net income per share – basic	$1.94

Average shares outstanding – basic	12,682

Net income per share – diluted	$1.89

Average shares outstanding – diluted	13,043

Supplemental information:
Net income	$24,589
Add: restructuring and other charges, net of tax	(128)
Add: stock compensation expense, net of tax	1,374
Add: loss on extinguishment of debt, net of tax	23

Adjusted net income, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$25,858

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt	$1.98

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges,

and Operating Income Margin to Adjusted EBITDA Margin

and Adjusted EBITDA Margin Before Restructuring and Other Charges

For the Twelve Months Ended June 30, 2011

(in thousands, except percentages)

(unaudited)

Net income	$24,589
Add: income tax provision	14,206
Add: interest expense, net	2,495
Add: loss on extinguishment of debt	37

Operating income	41,327
Add: depreciation and amortization expense	12,659
Add: loss on impairment of long-lived assets	696
Add: loss on disposal of assets	471
Add: stock compensation expense	2,205

Adjusted EBITDA	57,358
Add: restructuring and other charges	(205)

Adjusted EBITDA before restructuring and other charges	$57,153

Net sales	$540,209

Operating income margin	7.7%

Adjusted EBITDA margin	10.6%

Adjusted EBITDA margin before restructuring and other charges	10.6%

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Year Ending 09/30/11	Actual for the Year Ended 09/30/10 (1) (2)
Net income per share – diluted (3)	$1.73 to 1.83	$1.33
Add: per share effect of restructuring and other charges	0.01	0.28
Add: per share effect of stock compensation expense	0.11	0.10
Add: per share effect of loss on extinguishment of debt	0.00	0.00

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (3)	$1.85 to 1.95	$1.70

(1)	Components do not add to total due to rounding.
(2)	Amounts have been retroactively adjusted to give effect to the two-for-one stock split on March 1, 2011.
(3)	Projected net income and projected adjusted net income per share – diluted for the year ending September 30, 2011 are based on approximately 13.1 million projected average diluted shares outstanding.

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information (Continued)

Reconciliation of Net Income Per Share – Diluted

to Adjusted Net Income Per Share – Diluted,

Before Restructuring and Other Charges, Stock Compensation

Expense, and Loss on Extinguishment of Debt

(unaudited)

	Projected for the Fourth Quarter Ending 09/30/11	Actual for the Fourth Quarter Ended 09/30/10 (1)
Net income per share – diluted (2)	$0.18 to 0.28	$0.33
Add: per share effect of restructuring and other charges	—	(0.02)
Add: per share effect of stock compensation expense	0.03	0.02
Add: per share effect of loss on extinguishment of debt	—	—

Adjusted net income per share – diluted, before restructuring and other charges, stock compensation expense, and loss on extinguishment of debt (2)	$0.21 to 0.31	$0.33

(1)	Amounts have been retroactively adjusted to give effect to the two-for-one stock split on March 1, 2011.
(2)	Projected net income and projected adjusted net income per share – diluted for the fourth quarter ending September 30, 2011 are based on approximately 13.2 million projected average diluted shares outstanding.

Reconciliation of Net Income to Adjusted EBITDA

and Adjusted EBITDA Before Restructuring and Other Charges

(in millions, unaudited)

	Projected for the Year Ending 09/30/11 (1)	Actual for the Year Ended 09/30/10 (1)
Net income	$22.7 to 24.0	$16.8
Add: income tax provision	12.8 to 13.6	11.3
Add: interest expense, net	2.2	3.3
Add: loss on extinguishment of debt	0.0	0.1

Operating income	37.7 to 39.8	31.4
Add: depreciation and amortization expense	12.8	12.9
Add: loss on impairment of long-lived assets and loss on disposal of assets	1.2	2.1
Add: stock compensation expense	2.4	1.9

Adjusted EBITDA	54.0 to 56.1	48.3
Add: restructuring and other charges	0.2	5.7

Adjusted EBITDA before restructuring and other charges	$54.2 to 56.3	$54.0

(1)	Components do not add to total due to rounding.

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